Exhibit 99.1

[Ceristar graphic]

 CeriStar Updates Shareholders On Progress in 2003 and Strategic Plans

SALT LAKE CITY, UT -- February 26, 2004/MarketWire/ -- CeriStar, Inc. (OTC Bulletin Board: CTRI - News), a premier IP (Internet Protocol) communications services provider, today released a letter to shareholders reporting on key events and progress made in 2003. The letter has been included in this press release and will be posted on the Company's web site.

CERISTAR SHAREHOLDER UPDATE

Dear Fellow Shareholder,

Welcome to the first edition of our shareholder update. I intend that this vehicle will become a regular communication between your CeriStar executive management team and you. Over the coming months you can expect to hear from several different executives who will give you their unique perspective on our business. We will be discussing our plans and accomplishments, our customers, the technology we are employing and certain financial and market conditions.

So let’s get to it! I thought it appropriate in this initial letter to review some key events from 2003. In subsequent letters we’ll look at 2004 and beyond.

Well – 2003 was certainly an exciting and interesting year for CeriStar; and I only arrived on the scene in October! Let me talk about that change. In the September time frame Dave Bailey, the founder and Chairman of CeriStar, and the Board of Directors decided it was time to begin the strategic transition from a developmental stage company, focused on ideas and innovation, into a true operating company.  In early October, the Board asked me to lead this transition and CeriStar has indeed embarked on a significant strategic and organizational metamorphosis – one focused on operations, marketing and financial stability. Joining us on this journey are Mike Miller, the new Chief Operating Officer, and Rob Lester, the new Chief Financial Officer. You can find their CVs and mine on our web site www.ceristar.com.

This key leadership team, together with CeriStar’s existing management and staff, has begun the process of making the substantial changes needed to succeed as an operating company in a dynamic, high growth industry segment – converged “Triple Play” communications services. There have been, and will continue to be, rapid changes in our business environment and market. CeriStar is a small company with specialized skills, rapidly establishing itself as a significant market player. We will continue evolving a strategy that enables us to compete with much larger incumbents and stay ahead of new market entrants. Many of the changes you won’t see – things like the significantly improved level of customer service and the related processes, re-focused and clearly defined market strategies, new contract processes, new visions for leading-edge services such as IP video delivery and many more internal changes. But all of these yield significant improvements to our value proposition and growth plans.  In the coming months, however, you will see the results of these changes – new developer contracts, growth in served end-user customers, our move into other market areas, and new partnerships and relationships that will extend our reach and expertise. You will also see your leadership team add key personnel when we can find individuals with exceptional experience and enthusiasm. We will keep you advised of these exciting developments.

Integrating, delivering and supporting “Triple Play”- voice, video and data – services over a unified fiber pipe is indeed a challenging technical endeavor. Fiber-to-the-Premises (FTTx) projects and IP (Internet Protocol) technologies establish the core capacity – the highway and the vehicles – that enables CeriStar to deliver its Triple Play service set to our customers, wherever they are located. The dynamic combination of rapidly emerging FTTx activities, market demand for the value proposition offered by the Triple Play, and CeriStar’s ability to deliver the Triple Play today, results in our opportunity to grow shareholder value in an aggressive yet focused manner. You’ll be hearing more from Mike Miller, your Chief Operating Officer, in future shareholder updates. He will elaborate on these issues, our approaches and architectures, and our plans for harnessing these capabilities to the advantage of our shareholders, partners and customers.

Of course, there was a life before October 2003 for CeriStar and the team accomplished much during the year. New customers were brought on-line at two housing developments and at a major student housing complex. At build-out, the housing projects will total 524 units and have an annual revenue potential of $628,000; the student complex will house more than 7,500 students in 1,700 housing apartments and will produce between $1,700,000 and $2,100,000 per year at build-out.

As important as the revenue potential was the intense learning experience for members of your team. Experience that is unique in our embryonic market segment and that will create part of our differential advantage; experience in constructing fair and valuable contracts, in the techniques for providing high quality and cost effective service, innovation in creating mutually supportive and results focused partnerships, in how to bring financial discipline to innovative services, in what architectures will support services today and the creative services of tomorrow.

Your sales and marketing team also recently delivered Letters of Intent and pipeline prospects in various stages of progress that cover 12 developments with the potential of 22,000 housing units in the St. George and Wasatch basin areas of Utah. We are still modeling this potential but we should convert these opportunities into revenue potential at build out of between $17,000,000 and $23,000,000 per year. You can expect our sales and marketing executives to report back to you during this quarter.

On the financial front, CeriStar faces many of the same challenges and risks faced by similar small companies in emerging, high growth markets. We are very fortunate to have found a long-term financial partner in SovCap Equity Partners who has supported us through our early growth efforts. SovCap remains an active institutional investor in the company and we are also working actively with highly experienced outside advisors to help us execute a dynamic financial plan that will support the company’s expansion plans. Our CFO, Rob Lester, will report more specifically on these matters in a future letter to you.

So what can you expect from CeriStar in 2004? You can expect a focused and driven company that is leading the convergence of voice, video and data services over broadband optical fiber networks. We will deliver a clear and differentiated value proposition to our customers, partners and investors built around CeriStar’s core business of integrating, delivering and supporting Triple Play services. We will be marketing and selling, in an aggressive yet focused manner, on our value proposition to a defined target market, primarily new (“Greenfield”) residential development properties in Optical Fiber Communities, first along the Wasatch Front and in St. George, Utah, and then in similar communities across the country.

That’s about it for this note – I hope I’ve been able to set a perspective for you on where we’ve been in 2003 and given you a glimpse of an exciting and profitable future – a future with CeriStar leading the way.

Please visit our web site and let your leadership team know your thoughts, concerns and ideas by sending a note to shareholderfeedback@ceristar.com. We will endeavor to respond to you directly or, perhaps, in future letters and updates.

Fred Weismiller

CEO and President

Chairman of the Board

February 26, 2004

About CeriStar, Inc.

CeriStar, Inc., is a premier IP Communication Services Provider, leading the convergence of voice, video and data by providing “Triple Play” communications services to residential, commercial and municipal concerns through reliable, fast and intelligent IP networks. The Company leads by designing, engineering and managing advanced communications services that create significant life style and productivity enhancements and cost efficiencies over traditional systems. CeriStar offers its customers exciting feature advantages by integrating voice, Internet, video and other network services over a single line of fiber utilizing the company’s IP Network architecture.

This news release contains certain forward-looking statements. Investors should note that such forward-looking statements are subject to various risks and uncertainties including the conditions of the Internet Protocol telecommunications and networking markets, the continued availability of adequate capital funding, competitive threats, the acceptance of the Company's products and services within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

For additional information about CeriStar, please visit their web site at: http://www.ceristar.com

Contact Information:

Investor Relations

Crista Spalding
Web: http://www.ceristar.com
E-Mail: investors@ceristar.com
ph: 801-297-8500
fax: 801-933-5640
Mail: 50 West Broadway Suite 1100, Salt Lake City, UT, 84101